UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2022

REVIV3 PROCARE COMPANY

(Exact name of Registrant as Specified in its Charter)

Delaware	000-56351	47-4125218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9480 Telstar Avenue, Suite 5, El Monte, California 91731

(Address of principal executive offices, including ZIP code)

(888) 638-8883

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 1, 2022, Reviv3 Procare Company (the “Company”) its Board of Directors (the “Board”) appointed Meenu Jain as Chief Financial Officer of the Company, succeeding Christopher Go in such position. Effective as of November 1, 2022, Christopher Go will continue to serve as Secretary of the Company.

Ms. Jain, 46, is a Certified Public Accountant (CPA) and a member of the American Institute of Certified Public Accountants (AICPA). She has served at Ankit Consulting Services, Inc., an accounting firm, since 2010, including as a partner since 2015. Prior to joining Ankit Consulting Services, Inc., Ms. Jain served as an audit manager of another accounting firm from 2005 to 2010.

The Company and Ms. Jain entered into an employment agreement, effective as of November 1, 2022 (the “Employment Agreement”), pursuant to which Ms. Jain agreed to serve as the Company’s Chief Financial Officer. Subject to other customary terms and conditions of such agreement, the Employment Agreement provides that Ms. Jain will receive (i) a base salary of $140,000 per year, subject to annual review and adjustment, and (ii) a stock option to purchase 300,000 shares of the Company’s common stock pursuant to the Company’s 2022 Equity Incentive Plan, of which 25% will vest 90 days following the grant date and the remaining 75% will vests in 33 equal monthly installments. The Employment Agreement provides that Ms. Jain’s employment is “at will,” and either party may terminate her employment at any time and for any reason, with or without cause. The Employment Agreement also includes customary confidentiality and assignment of inventions provisions, as well as non-competition and non-solicitation restrictions during the term of her employment with the Company and for one year following termination of her employment with the Company.

The description of the Employment Agreement contained herein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

To the Company’s knowledge, there are no arrangements or understandings between Ms. Jain and any other person pursuant to which she was selected for her position. In addition, there are no family relationships between Ms. Jain and any directors or executive officers of the Company, and no transactions are required to be reported under Item 404(a) of Regulation S-K between Ms. Jain and the Company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1*	Executive Employment Agreement, dated November 1, 2022, by and between Reviv3 Procare Company and Meenu Jain.

99.1	Press Release of Reviv3 Procare Company, dated November 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIV3 PROCARE COMPANY

Date: November 1, 2022	By:	/s/ Jeff Toghraie
	Name:	Jeff Toghraie
	Title:	Chairman & Chief Executive Officer

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